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                                                                  EXHIBIT 23.3

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 7, 1997, with respect to the combined financial statements of Lockheed Martin Communications Systems Division as of and for the years ended December 31, 1996 (not presented separately herein) and 1995, included in the Registration Statement on Form S-1 and related Prospectus of L-3 Communications Corporation for the registration of $150,000,000 of Senior Subordinated Notes due 2008.

                                          Ernst & Young LLP

Washington, D.C.
February 26, 1998